                    Chase Manhattan Auto Grantor Trust 1996-B
                         Statement to Certificateholders
                               September 15, 1999

                             DISTRIBUTION IN DOLLARS


             ORIGINAL              PRIOR                                                                              CURRENT
               FACE              PRINCIPAL                                                  REALIZED  DEFERRED       PRINCIPAL
  CLASS        VALUE              BALANCE        PRINCIPAL      INTEREST          TOTAL      LOSSES   INTEREST        BALANCE
    A     1,478,422,107.71    291,935,069.29   21,741,679.34   1,608,075.67   23,349,755.01    0.00     0.00     270,193,389.95
    B        45,725,000.00      9,029,039.11      672,431.97      50,863.59      723,295.56    0.00     0.00       8,356,607.14
 TOTALS   1,524,147,107.71    300,964,108.40   22,414,111.31   1,658,939.26   24,073,050.57    0.00     0.00     278,549,997.09




           FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                   PASS-THROUGH RATES
             PRIOR                                                      CURRENT                     CURRENT
           PRINCIPAL                                                   PRINCIPAL            CLASS PASS-THRU
 CLASS       FACTOR        PRINCIPAL      INTEREST        TOTAL         FACTOR                      RATE
    A     197.46395009    14.70600259    1.08769726    15.79369984    182.75794750           A    6.610000 %
    B     197.46394992    14.70600262    1.11238032    15.81838294    182.75794729           B    6.760000 %
 TOTALS   197.46395009    14.70600259    1.08843776    15.79444035    182.75794750

   IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:

                                 Kimberly Costa
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-3247
                        Email: kimberly.k.costa@chase.com

 [Image]                         (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                    Chase Manhattan Auto Grantor Trust 1996-B
                               September 15, 1999
                         STATEMENT TO CERTIFICATEHOLDERS



                                                      Due Period                   36

                                             Due Period Beg Date             08/01/99

                                             Due Period End Date             08/31/99

                                              Determination Date             09/10/99

 Section 5.8(iii) Servicing Fee                                            250,803.42
 Section 5.8(iii) Servicing Fee per $1000                                    0.164553

 Section 5.8(v) Pool Balance at the end of the Collection Period       278,549,997.09
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


 Section 5.8(vi) Net Losses for Collection Period                           67,610.24

 Section 5.8(vii) Carryover Shortfall for Collection Period

                                    Class A Interest                             0.00

                                     Class B Interest                            0.00

                                    Class A Principal                            0.00

                                    Class B Principal                            0.00

                                                      TOTAL                      0.00

 Section 5.8(viii) Reserve Account Balance after Disbursement           11,431,103.00

 Section 5.8(ix) Specified Reserve Account Balance                      11,431,103.00

 Section 5.8(x) Repurchase Amounts for Repurchased Receivables

                                              By Seller                          0.00

                                           By Servicer                     259,456.34

                                                      TOTAL                259,456.34

 Section 5.8(xi) Advance Summary for Collection Period

                      Unreimbursed Advances for Previous Period          4,163,400.49

                         Unreimbursed Advances for Period                4,134,559.60

                           Change From Previous Periods                    -28,840.89

                        Reimbursed advance from collections                374,185.07

                     Reimbursed advance from liquidation proceeds            6,140.88

                   Reimbursed advance from reserve account withdrawals           0.00

 [Image]                         (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

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